Exhibit 99.1

KAMAN CORPORATION BOARD OF DIRECTORS SCHEDULE OF MEETING FEES (January 1, 2013)
Cash
Retainer Fees:
Board	$60,000
Audit Committee	10,500
Corporate Governance Committee	6,000
Personnel & Compensation Committee	7,500
Finance Committee	6,000

Lead Director	30,000

Committee Chairmen:
Audit Committee	30,000
Corporate Governance Committee	20,000
Personnel & Compensation Committee	25,000
Finance Committee	20,000

Board per Meeting Fee	—	*
Committee per Meeting Fee	—	**
Committee Chairman per Meeting Fee	—
Vice Chairman (non-employee, per meeting when serving as Chair)	N/A

Stock
Restricted Stock Award***	Shares Having Fair Market Value Equal to $80,000

*
In the event there is a “special” Board meeting, there would be an additional meeting fee for each “special” Board meeting in the amount of $1,500 per in person “special” Board meeting and $750 for telephonic “special” Board meeting. Special Board meeting are meetings that are in addition to regularly scheduled Board meetings.

**
In the event there is a “special” Board committee meeting, there would be an additional meeting fee for each “special” Board committee meeting in the amount of $1,500 per in person Board committee meeting and $750 for telephonic Board committee meeting for any committee meeting that exceeds the number of regularly scheduled committee meetings by more than two.

***	All restrictions immediately lapse.